UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2023

PRIME IMPACT ACQUISITION I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39501	98-1554335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 E San Carlos Street, Suite 12

San Jose, California 95112

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 825-6965

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one Warrant to acquire one Class A Ordinary Share	PIAI.U	The New York Stock Exchange
Class A Ordinary Shares, par value $0.0001 per share	PIAI	The New York Stock Exchange
Warrants, each whole Warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	PIAI.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed in its definitive proxy statement dated as of February 14, 2023 (the “Definitive Proxy Statement”), Prime Impact Acquisition I (the “Company”) will hold an extraordinary general meeting of its shareholders on March 3, 2023 (the “Special Meeting”) to consider and vote upon the Extension Proposal and, if necessary, the Adjournment Proposal. All terms that are undefined herein have the meanings as set forth in the Definitive Proxy Statement.

As previously disclosed, on February 13, 2023, Prime Impact Cayman, LLC, the sponsor of the Company (the “Sponsor”), deposited an amount equal to $373,679.24 (representing $0.055 per Public Share) (the “February Deposit”) into the trust account the Company established for the benefit of its public shareholders in connection with the Company’s IPO (the “Trust Account”). After giving effect to the February Deposit, the balance in the Trust Account as of February 16, 2023, is $70,569,987. As of February 8, 2023, the assets in the Trust Account have been held in an interest-bearing account with a current annualized yield of 3.25%. The current redemption amount available per Public Share would be approximately $10.39 at the time of the General Meeting.

In the event the Extension Proposal is approved and the Extension Amendment becomes effective, (i) the Sponsor (or its affiliates or permitted designees) (the “Lender”) will deposit into the Trust Account, the lesser of (A) US$210,000 or (B) $0.035 for each Public Share that is not redeemed in connection with the General Meeting, in exchange for one or more non-interest bearing, unsecured promissory notes issued by the Company to the Lender, and (ii) in the event that the Company has not consummated an initial business combination by April 14, 2023 (the “Termination Date”), without approval of the Company’s shareholders, the Company may, by resolution of the board of directors of the Company if requested by the Sponsor, and upon notice delivered by the Sponsor prior to 5:00 P.M. Pacific Time on the applicable Termination Date extend the Termination Date up to five additional times, each by one additional month (for a total of up to five additional months to complete a business combination), provided that a Lender will deposit into the Trust Account for each such monthly extension, the lesser of (a) US$210,000 or (b) $0.035 for each Public Share that is not redeemed in connection with the General Meeting, for an aggregate deposit of up to the lesser of: (a) US$1,050,000; or (b) US$0.175 for each Public Share that is not redeemed in connection with the General Meeting, in exchange for one or more non-interest bearing, unsecured promissory notes issued by the Company to the Lender.

Accordingly, if the Extension Proposal is approved and the Extension Amendment becomes effective and the Company takes the maximum time to complete a business combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.56 per Public Share (based on the number of outstanding Public Shares as of the Record Date, the aggregate cash amount of $70,569,987 held in the Trust Account as of February 16, 2023, the deduction of $100,000 for dissolution expenses, and without taking into account any additional interest), assuming no Public Shares are redeemed in connection with the General Meeting, and approximately $10.58 per Public Share (based on the number of outstanding Public Shares as of the Record Date, the aggregate cash amount of $70,569,987 held in the Trust Account as of February 16, 2023, the deduction of $100,000 for dissolution expenses, and without taking into account any additional interest), assuming 1,000,000 Public Shares are redeemed in connection with the General Meeting, in comparison to the current redemption amount of approximately $10.39 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prime Impact Acquisition I

By:	/s/ Mark Long
Name:	Mark Long
Title:	Co-Chief Executive Officer

Dated: February 21, 2023